CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 1 Statement Regarding Employee Proprietary Information, Inventions, Non-Compete and Non-Solicit Agreement Attached to this statement is your Employee Proprietary Information, Inventions, Non-Compete and Non-Solicit Agreement (the “Agreement”) with Cibus US LLC, a company organized under the laws of Delaware (the “Company”). Please take the time to review the Agreement carefully. It contains material restrictions on your right to disclose or use, during or after your employment, certain information and technology learned or developed by you (either alone or jointly with others) during your employment, as well as other important restrictions. The Company considers this Agreement to be very important to the protection of its business. If you have any questions concerning the Agreement, you may wish to consult an attorney. Managers, legal counsel, and others in the Company are not authorized to give you legal advice concerning the Agreement. If you have read and understand the Agreement, and if you agree to its terms and conditions, please return a fully executed copy of it to the Company, retaining one copy for yourself. REVIEWED AND UNDERSTOOD: Signature: Name: Date:

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 2 This Employee Proprietary Information, Inventions, Non-Compete and Non-Solicit Agreement (this “Agreement”) is made and entered into between Cibus US LLC, (the “Company”) and me, and I hereby agree to certain restrictions placed by the Company on my use and development of information and technology of the Company and other restrictions set forth herein, as more fully set out below, subject to the state-specific modifications in Appendix 1. Nothing in this Agreement is intended to prohibit me from providing information to a governmental agency (Federal, State, or local) in support of my good faith and reasonable belief that the Company has violated applicable governing law (as explained further in the Protected Conduct Section 15(g) below). 1. Position of Trust. The Company, through itself, its subsidiaries and the Company’s Affiliates (defined below), provides a wide range of technologies, products and research and development services on a worldwide basis to the biotechnology, agricultural, nutraceutical and food industries, including, without limitation, (1) genetic repair or modification products, technologies, and services, (2) RTDSTM products, technologies, and services, and (3) any other related technologies, services, or products that the Company, its subsidiaries and the Company’s Affiliates may offer or provide from time to time while employee is employed by the Company, its subsidiaries or the Company’s Affiliates (each a “line of business” and collectively known herein as the "Company’s Business"). The Company will provide me with Proprietary Information (as that term is defined in Section 4(a), below); and may also provide me with (ii) specialized training in the design, use, and operation of the Company’s products and services; and/or (iii) the opportunity to develop contacts and relationships with third parties, including, but not limited to, the Company’s customers and potential customers. I understand that the Company will provide me with one or more of these items in reliance upon my promise to abide by the restrictions in this Agreement and would refuse to provide me with the foregoing if I were not willing to enter into and abide by the terms of this Agreement. I further acknowledge that my employment (or continued employment) with the Company and the other mutual promises and representations of the parties made herein, are sufficient consideration for my promises in and performance under this Agreement. 2. At-Will Employment. I acknowledge that the Company is an “at-will” employer and that nothing in this agreement shall be construed to imply that the term of my employment is of any definite duration. Unless specifically provided differently in a separate written agreement signed by the Company and me, my employment with the Company is at-will, and can be terminated at any time, with or without notice and with or without cause, by the Company or by me. 3. Employment Duties; Duty of Loyalty; Survival. I agree to devote my full work time and best efforts to the Company, and to perform such duties and services as may be reasonably assigned to me from time to time by the Company, including exercising my creative and inventive faculties for the benefit of the Company. I further agree that during the period of my employment with the Company, I will not, without the Company’s express written consent, directly or through the direction or control of others, engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company. This provision does not preclude conduct protected by Section 7 of the NLRA such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid and protection. This Agreement and each of its parts will continue in force and effect even in the event that my duties, title, and/or location of work for the Company change after the Effective Date (defined below), and any such change or changes shall not terminate or invalidate this Agreement or any of its parts or affect or impair the validity or enforceability of this Agreement or any of its parts.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 3 4. Proprietary Information. (a) Proprietary Information Defined. I understand that the term “Proprietary Information” in this Agreement means an item of information or data or compilation of information or data in any form (tangible or intangible) related to the Company’s Business (defined below) that I acquire or gain access to in the course of my employment with the Company that the Company has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company through proper means. By way of example and not limitation, Proprietary Information is understood to include: any and all Creations (as that term is defined in Section 5(b), below) and all other information, know-how, knowledge, data, ideas and materials, pertaining in any manner to the Company’s past, present, planned, or foreseeable business including, without limitation, any Person or entity owned by, controlled by, or affiliated with the Company or to any other Person or entity to whom or which any of the foregoing owes a duty of confidentiality. Proprietary Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Proprietary Information. An item of Proprietary Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy. As used in this Agreement, “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust, or any other entity or organization. Examples of Proprietary Information includes, without limitation, items included on Schedule A. I understand that Proprietary Information does not include any information, idea or material that: (i) is or becomes publicly known through lawful means and without breach of this Agreement by me; (ii) was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) is disclosed to me without confidential or proprietary restrictions by a third party who rightfully possesses the information, ideas or materials (without confidential or proprietary restrictions) and did not learn of it, directly or indirectly, from the Company. Any information, idea or material will not be considered to be publicly known or in the public domain merely because it is embraced by more general information in my prior possession or the possession of others, or merely because it is expressed in public literature in general terms. Proprietary Information also does not include my general knowledge and skill obtained during the course of my employment. Further, Proprietary Information will not include terms and conditions of employment of Company employees except where it is information concerning other employees that has been entrusted to me as a supervisor or manager or otherwise entrusted to me as part of confidential job duties (such as human resource management, payroll, or benefits administration ) (a “Confidential Role”). If I am uncertain as to whether particular information or materials are Proprietary Information, I will request the Company’s written opinion as to their status. (b) Restrictions on Use and Disclosure. In exchange for the consideration set forth herein, except as provided in this Section 4 or in Section 15(g), I will not, during my employment with the Company or at any time after the termination of my employment with the Company, use or reproduce any Proprietary Information or disclose or deliver, directly or indirectly, any Proprietary Information to any Person, except in the course of performing my duties as an employee of the Company and with the Company’s consent or as required by law. I will use my best efforts to prevent the unauthorized reproduction, disclosure or use of Proprietary Information by others. I further agree to not remove

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 4 Proprietary Information from the Company’s premises except as required in the course of my employment with the Company. In addition, if I am employed in a Confidential Role with access to other employees’ personal identifiable information or other personal information (such as social security numbers, banking information or health or medical information)(“Personal Information”), I acknowledge that such information is strictly confidential, and it is my responsibility to protect the security and privacy of such Personal Information throughout my employment with the Company. Nothing in this Agreement prevents me from discussing my wages or other terms and conditions of my employment with coworkers or others, unless such discussion would be for the purpose of engaging in unfair competition or other unlawful conduct. (c) Third Party Information. I recognize that the Company has received and will receive Proprietary Information from third parties to whom or which the Company owes a duty of confidentiality (“Third Party Information”). In addition to the restrictions set forth in this Section 4, I will not use, reproduce, disclose or deliver such Third Party Information except as permitted by the Company’s agreement with such third party. (d) Limitations. If required by applicable law, the restrictions in this Section 4 will expire three (3) years after the end of my employment with the Company, where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret. Items of Third Party Information will remain protected for as long as allowed under the laws and/or separate agreements that make them confidential. The restrictions provided for in this Section 4 shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in my trade or profession that is not specific to the particular business matters of the Company (such as its business transactions, customers, employees, or products (existing or under development)). (e) Notice Concerning Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing. The Defend Trade Secrets Act of 2016 provides that: (1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret under the Act that (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; and (B) is made in a compliant or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. 5. Creations. (a) Assignment. I hereby assign and transfer to the Company, without additional compensation, my entire right, title and interest (including, without limitation, all Intellectual Property Rights (as that term is defined in Section 5(c), below)) in and to (i) all Creations (as that term is defined in Section 5(b), below), and (ii) all benefits, privileges, causes of action and remedies relating to the Creations, whether before or hereafter accrued (including, without limitation, the right of priority, the exclusive rights

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 5 to apply for and maintain all such registrations, renewals and/or extensions; to sue for all past, present or future infringements or other violations of any rights in the Creation; and to settle and retain proceeds from any such actions). To the extent that any of the Creations constitute copyrightable subject matter, the Company and I desire such subject matter to be deemed a “work made for hire” as defined in the U.S. Copyright Act (17 U.S.C. section 101) authored and owned by the Company to the maximum extent permitted by law. To the extent that any such Creation is not so considered a “work made for hire” under applicable law or copyrightable subject matter, then such Creation will be deemed, upon creation, to be assigned to the Company automatically without further compensation or action by either myself or the Company, and I hereby assigned such Creation to the Company. This Agreement’s assignment provisions are limited to only those Creations that can be lawfully assigned by an employee to an employer. Prior to signing this Agreement, I will review Appendix 2 which identifies state laws limiting the scope of assignable inventions, which may be applicable to me. (b) Creations. As used in this Agreement, the term “Creations” includes, but is not limited to, creations, inventions, works of authorship, ideas, processes, technology, formulas, models, prototypes, drawings, flowcharts, software programs, writings, designs, discoveries, information, data, derivative works, modifications and improvements, trade secrets, technical know-how, knowledge, schematics, instruments, products, machinery, equipment, photographs, manuals, sketches, techniques, biological inventions, chemical inventions, mechanical inventions, compositions, notebooks, compilations, records, specifications, methods, patent disclosures, patent applications, lists, reports, surveys, or plans, whether or not patentable or reduced to practice and whether or not copyrightable, that relate in any manner to the actual or demonstrably anticipated business or research and development of the Company, any of its direct or indirect subsidiaries or the Company’s Affiliates, (as that term is defined in Section 5(b)(i), below) and that are made, created, authored, conceived, reduced to practice, or developed by me (either alone or jointly with others), or result from or are suggested by any work performed by me (either alone or jointly with others) for or on behalf of the Company or the Company’s Affiliates: during the period of my employment with the Company, whether or not made, created, authored, conceived, or reduced to practice, or developed during regular business hours. I agree that all such Creations are the sole property of the Company or any other entity designated by it, and, to the maximum extent permitted by applicable law, any copyrightable Creation will be deemed a work made for hire. (i) Company’s Affiliates. As used in this Agreement, the term the “Company’s Affiliates” means any corporation, partnership, limited liability company, joint venture, or other entity of which an aggregate of twenty-five percent (25%) or more of the issued and outstanding capital stock or other equity interests is owned, directly or indirectly, by the Company. (c) Intellectual Property Rights. As used in this Agreement, the term “Intellectual Property Rights” means and refers to any and all: (i) patents, patent applications, utility models, industrial rights and similar intellectual property rights registered or applied for in the United States and all other countries throughout the world (including all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof and other applications, for example that claim priority thereto); (ii) rights in trademarks, service marks, trade dress, logos, domain names, rights of publicity, trade names and corporate names (whether or not registered) in the United States and all other countries throughout the world, including all registrations and applications for registration of the foregoing and all goodwill related thereto; (iii) copyrights (whether or not registered) and rights in works of authorship, databases and mask works, and registrations and applications for registration thereof in the United States and all other

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 6 countries throughout the world, including all renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression; (iv) rights in trade secrets and other confidential information and know-how in the United States and all other countries throughout the world; (v) other intellectual property or proprietary rights in the United States and all other countries throughout the world, including all neighboring rights and sui generis rights; (vi) rights to apply for, file, register establish, maintain, extend or renew any of the foregoing, and all rights of priority; (vii) rights to enforce and protect any of the foregoing, including the right to bring legal actions for past, present and future infringement, misappropriation or other violations of any of the foregoing; and (viii) rights to transfer and grant licenses and other rights with respect to any of the foregoing, in the Company’s sole discretion and without a duty of accounting. (d) License. If, under applicable law notwithstanding the foregoing, I retain any right, title or interest (including any Intellectual Property Right) with respect to any Creation, I hereby grant to the Company, without any limitations or additional remuneration, a worldwide, exclusive, royalty-free, irrevocable, perpetual, transferable and sublicenseable (through multiple tiers) license to make, have made, use, import, sell, offer to sell, practice any method or process in connection with, copy, distribute, prepare derivative works of, display, perform and otherwise exploit such Creation and I agree to not make any claim against the Company, any direct or indirect subsidiary of the Company or the Company’s Affiliates, the Company’s suppliers or customers with respect to such Creation. (e) Disclosure. I agree to disclose promptly and fully in writing to the Chief Legal Officer of the Company, with a copy to the President of the Company, and to hold in confidence for the sole right, benefit and use of Company, any and all Creations made, conceived and/or developed by me (either alone or jointly with others) during my employment with the Company. In addition, for the one (1) year after the termination of my employment, I agree to disclose promptly and fully in writing to the Chief Legal Officer Company, with a copy to the President of the Company, any and all Creations made, conceived and/or developed by me (either alone or jointly with others), based on Proprietary Information. Such disclosure will be received and held in confidence by the Company. In addition, I agree to keep and maintain adequate and current written records on the development of all Creations made, conceived or developed by me (either alone or jointly with others) during my period of employment or during the one-year period following termination of my employment, which records will be available to and remain the sole property of the Company at all times. (f) Assist with Registration. I agree that I will, at the Company’s request, promptly execute a written assignment of title for any Creation required to be assigned by this Section 5. I further agree to perform, both during my employment with the Company and after termination of my employment, all acts deemed necessary or desirable by the Company to assist it (at its expense) in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Creation assigned to the Company pursuant to this Section 5. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Creation, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to undertake such acts in my name as if executed and delivered by me, and I waive and quitclaim to the Company any and all claims of any nature whatsoever that I may not have or may later have for infringement of any intellectual property rights in the Creations. The Company will

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 7 compensate me at a reasonable rate for time actually spent by me at the Company’s request on such assistance at any time following termination of my employment with the Company. (g) Moral Rights. To the extent allowed by applicable law, the assignment of Creations includes to the maximum extent permitted by law, an assignment of all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby waive and agree not to institute, support, maintain or permit any action or proceeding on the basis of, or otherwise assert, such Moral Rights. Without limiting the foregoing, I hereby authorize the Company to publish the Creations in the Company’s sole discretion with or without attributing any of the foregoing to me or identifying me in connection therewith and regardless of the effect on such Creations or my relationship thereto. I agree to ratify and consent to any action that may be taken or authorized by the Company with respect to such Creations, and I will confirm any such ratifications and consents from time to time as requested by the Company. (h) Employee Creation and Third Party Creations. I shall not, without prior written approval by the Company, make any disclosure to the Company of or incorporate into Company property or Company Creations any Creation owned by me or in which I have an interest (“Employee Creation”) or that is owned by a third party (“Third Party Creation”). If, in the course of my employment with the Company, I make any disclosure to the Company of or incorporate into Company property or Company Creation an Employee Creation, with or without Company approval, I hereby grant to the Company a worldwide, nonexclusive, royalty-free, irrevocable, perpetual, transferable and sublicenseable (through multiple tiers) license to make, have made, use, import, sell, offer to sell, practice any method or process in connection with, copy, distribute, prepare derivative works of, display, perform and otherwise exploit such Employee Creation and I agree to not make any claim against the Company or the Company’s Affiliates, the Company’s suppliers or the Company’s customers with respect to any such Employee Creation. (i) Representations; Warranties and Covenants. I represent, warrant and covenant that: (i) I have the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained; (ii) any Creations that are copyrightable works are my original works of authorship; and (iii) neither the Creations nor any element thereof are subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments. (j) Adequate Consideration. I acknowledge that the Creations and the associated Intellectual Property Rights may have substantial economic value, that any and all proceeds resulting from use and exploitation thereof shall belong solely to the Company, and that the salary and other compensation I receive from the Company for my employment with the Company and other consideration set forth in this Agreement includes fair and adequate consideration for all assignments, licenses and waivers hereunder. 6. Prior Creations. All creations, inventions, works of authorship, ideas, processes, technology, formulas, models, prototypes, drawings, flowcharts, software programs, writings, designs, discoveries, information, data, derivative works, modifications and improvements, trade secrets, technical know-how, knowledge, schematics, instruments, products, machinery, equipment, photographs, manuals, sketches, techniques, biological inventions, chemical inventions, mechanical inventions, compositions, notebooks, compilations, records, specifications, methods, patent disclosures, patent applications, lists, reports, surveys, or plans, whether or not patentable or reduced to practice and whether or not copyrightable,

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 8 if any, that I made, conceived or developed (either alone or jointly with others) prior to my employment by the Company (collectively, “Prior Creations”) are excluded from the scope of this Agreement. Set forth on Schedule B attached hereto and made a part hereof is a complete list of all such Prior Creations that are owned by me, either alone or jointly with others. I represent and covenant that such list is complete, and I understand that by not listing any such thing I am acknowledging that such creation was not made, created, authored, conceived, reduced to practice, or developed before commencement of my employment with the Company. I agree to notify the Company in writing before I make any disclosure to, or perform any work on behalf of, the Company that appears to conflict with proprietary rights I claim in any Prior Creation. If I fail to give such notice, I agree that I will make no claim against the Company with respect to any such Prior Creation. 7. Proprietary Information of Others. I will not use, disclose to the Company or induce the Company to use any confidential, proprietary or trade secret information or material belonging to others, absent written consent from the third party and my supervisor at the Company, which comes into my knowledge or possession at any time, nor will I use any such information or material in the course of my employment with the Company. Additionally, I will not bring any confidential, proprietary or trade secret information or material belonging to others onto the Company’s premises or any computer or electronic storage device owned or used by the Company, absent written consent from the third party that owns the information or material and my supervisor at the Company. Except as disclosed on Schedule B to this Agreement, I have no other agreements or relationships with or commitments to any other person or entity that conflict with my obligations to the Company as an employee of the Company or under this Agreement, and I represent that my employment will not require me to violate any obligation to or confidence with another. In the event I believe that my work at the Company would make it difficult for me to not disclose to the Company any confidential, proprietary or trade secret information or materials belonging to others, I will immediately inform the Company’s Chief Legal Officer at the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with this Agreement. 8. Definitions. (a) Competitive Business. As used in this Agreement, the term “Competitive Business” means and refers to any Person (including, me), and any parent, subsidiary, partner, or affiliate of any Person, that engages in, or plans to become engaged in, the Company’s Business. (b) Competitive Service. As used in this Agreement, the term “Competitive Service” means and refers to any service or process that has been or is being developed, designed, produced, marketed, promoted, or sold by any Person other than the Company or the Company’s Affiliates that is the same or similar, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any service or process that has been or is being developed, designed, produced, marketed, promoted, or sold by the Company or the Company’s Affiliates. (c) Look Back Period. As used in this Agreement, the term “Look Back Period” means the last one (1) year of my employment with the Company, or such lesser period as I may be employed with the Company if employed for less than one (1) year, including any period of employment with a predecessor entity acquired by or otherwise made a part of the Company. (d) Restricted Area. As used in this Agreement, the term “Restricted Area” means (i) those states and counties in the United States which I participated in the Company’s business and/or about

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 9 which I was provided access to Proprietary Information during the Look Back Period; (ii) those states, counties, and/or provinces in United States, Canada, and the Netherlands, and each additional country (including state and state-equivalents and county and county-equivalents therein) in which I participated in the Company’s business and/or about which I was provided access to Proprietary Information during the Look Back Period, provided the Company is actively marketing, promoting or selling products or services in those states and counties at the time my employment with the Company ends; and, (iii) the state and county where I reside. I am responsible for seeking clarification from the Company’s Human Resources department if it is unclear to me at any time what the scope of the Restricted Area is. (e) Restricted Contractor. As used in this Agreement, the term “Restricted Contractor” means (x) any independent contractor of the Company or the Company’s Affiliates and (y) with whom I worked, whom I supervised or about whom I acquired Proprietary Information during the Look Back Period. (f) Restricted Customer. As used in this Agreement, the term “Restricted Customer” means and refers to any Person and any employee, agent, or representative that controlled, directed or influenced the purchasing decisions of any such Person: (i) to which I directly sold, negotiated the sales, or promoted services on behalf of the Company or the Company’s Affiliates during the Look Back Period; (ii) to which I directly marketed or provided support on behalf of the Company or the Company’s Affiliates during the Look Back Period; or (iii) about which I obtained Proprietary Information during the Look Back Period. (g) Restricted Employee. As used in this Agreement, the term “Restricted Employee” means (x) any employee of the Company or the Company’s Affiliates and (y) with whom I worked, whom I supervised, or about whom I acquired Proprietary Information (such as information about management’s assessment of the employee’s skills and performance) during the Look Back Period. 9. Customer and Employee Nonsolicitation (a) Nonsolicitation of Restricted Customers. Subject to the state-specific modifications in Appendix 1, if applicable, I agree that while employed by the Company and for a period of twelve (12) months after the termination of my employment, regardless of the reason for the termination of my employment, I shall not, directly or by assisting or directing others on behalf of a Competitive Business, solicit, or attempt to solicit, a Restricted Customer to cease or reduce the extent to which it is doing business with the Company (the “Customer Non-Solicit Obligations”). (b) Nonsolicitation of Employees and Contractors. Subject to the state-specific modifications in Appendix 1, if applicable, I agree that while employed by the Company, and for a period of twelve (12) months after the termination of my employment, regardless of the reason for the termination of my employment, I shall not directly or by assisting or directing others: (i) solicit, or attempt to solicit, any Restricted Employee to terminate their employment relationship with the Company or the Company’s Affiliate; or (ii) induce, recruit, or encourage any Restricted Employee to leave the Company or the Company’s Affiliate or terminate his or her relationship with the Company or the Company’s Affiliate; (iii) solicit, or attempt to solicit, any Restricted Contractor to terminate their engagement with the Company or the Company’s Affiliate; or (iv) induce, recruit, or encourage, or attempt to induce, recruit or encourage, any Restricted Contractor to leave the Company or the Company’s Affiliate or terminate his or her engagement with the Company or the Company’s Affiliate (collectively the “Worker Non-Solicit Obligations”).

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 10 Nothing herein is intended or to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the Company’s employees. (c) Restriction Limitations; Solicitation Understandings. The restrictions contained in Section 9 are understood to be reasonably limited by geography to those locations, and counties, where the Restricted Customers, Restricted Employees and Restricted Contractors are present and available for solicitation. However, to the extent additional geographic limitations are required to make the restrictions enforceable after my employment with the Company ends, they shall be deemed limited to the Restricted Area. It will be presumed that to “solicit” or “solicitation” means to interact with another person or entity with the purpose or foreseeable result being to cause, motivate or induce the person or entity to engage in some responsive action (such as starting, modifying, or ending a business relationship), regardless of who first initiated contact. 10. Customer Non-Interference Obligations. Subject to the state-specific modifications in Appendix 1, if applicable, I agree that for a period of twelve (12) months after the termination of my employment, regardless of the reason for the termination of my employment, I shall not, directly or by assisting or directing others on behalf of a Competitive Business, within the Restricted Area, sell to, contact, do or otherwise attempt to do business with a Restricted Customer in connection with or relating to a Competitive Service (the “Customer Non-Interference Obligations”). 11. Non-Compete. During my employment with the Company, I will avoid competing with the Company or providing unauthorized assistance to a Competitive Business. In addition, subject to the state-specific modifications in Appendix 1, if applicable, I agree that for a period of twelve (12) months after the termination of my employment, regardless of the reason for the termination of my employment, I shall not, directly or by assisting or directing others, within the Restricted Area, provide services for the benefit of a Competitive Business within the Restricted Area that are the same or similar in function or purpose to those I provided to the Company during the Look Back Period (the “Non-Compete Obligations”). This Agreement is not intended to prohibit: (i) employment with a non-competitive independently operated subsidiary, division, or unit of a family of companies that include a Competitive Business, so long as the employing independently operated business unit is truly independent and my services to it do not otherwise violate this Agreement; or, (ii) a passive and non-controlling ownership of less than 2% of the stock in a publicly traded company. 12. Disclosure; Ancillary Agreement. I agree that during the term of the restrictions in Sections 9 through 11, I shall promptly inform the Company in writing of the identity of any new employer, the job title of my new position and a description of any services to be rendered to that new employer, and I will communicate my obligations under this Agreement to each new employer, which shall include providing each new employer with a copy of this Agreement. I acknowledge that Sections 9 through 11 are ancillary to the other enforceable agreements contained in this Agreement and necessary to protect the Company’s legitimate business interests. 13. Company Ownership of Technology; Data; Return of Materials. I hereby acknowledge and agree that all property, including, without limitation, all lab notebooks, source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents or materials hard copy or electronic) furnished to me or prepared by me in the course of or

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 11 incident to my employment and all copies thereof, all equipment furnished to me in the course of or incident to my employment, and all Proprietary Information belonging to the Company will be promptly returned to the Company upon termination of my employment with the Company for any reason or at any other time at the Company’s request. Following my termination, I will not retain any written or other tangible material (hard copy or electronic) containing any Proprietary Information or information pertaining to any Creation. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, phone, voicemail, or documents that are used to conduct the business of the Company. I understand and agree that all computers, laptops, and mobile devices, and all voicemail, networks and information systems, data, information, software, and other electronic resources created, transmitted, downloaded or stored on the Company’s computer systems or other electronic devices, are the property of the Company. All electronic messages composed, sent, transmitted and received are and remain the property of the Company, as well as the voicemail system and all messages left on that system. 14. Remedies. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under applicable trade secret laws or any other federal or state law. In addition, I acknowledge that it may be extremely difficult to measure in money the damage to the Company of any failure by me to comply with this Agreement, that the restrictions and obligations under this Agreement are material, and that, in the event of any failure, the Company could suffer irreparable harm and significant injury and may not have an adequate remedy at law or in damages. Therefore, I agree that if I breach or threaten breach of any provision of this Agreement, the Company will be entitled to seek the issuance of an injunction or other restraining order or to the enforcement of other equitable remedies against me to compel performance of the terms of this Agreement. This will be in addition to any other remedies available to the Company in law or equity. If I fail to comply with a restriction in this Agreement that applies for a limited period of time after employment, the time period for that restriction will be extended by the greater of either: one day for each day I am found to have violated the restriction, or the length of the legal proceeding necessary to secure enforcement of the restriction; provided, however, this extension of time shall be capped so that the extension of time does not exceed two years from the date my employment with the Company ends, and if this extension would make the restriction unenforceable under applicable law it will not be applied (“Fairness Extension”). If the Company pursues legal action to secure my compliance with this Agreement and prevails, I will pay all reasonable attorneys' fees, costs and expenses incurred by the Company in enforcing this Agreement against me (“Attorneys’ Fees Remedy”). If under applicable law, the foregoing cannot be enforced without also giving Employee the right to recover attorneys’ fees and costs if deemed the prevailing party, then the foregoing sentence shall not apply and both parties shall bear their own attorney’s fees and costs instead. The Company shall be deemed the prevailing party, entitled to all of its reasonable attorneys' fees, costs and expenses, if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified. 15. Miscellaneous Provisions. (a) Application of this Agreement. I hereby agree that my obligations set forth in Sections 4 and 5 hereof and the definitions of Proprietary Information and Creations contained therein shall be equally applicable to Proprietary Information and Creations relating to any work performed by me for the Company prior to the execution of this Agreement. (b) No Waiver by Conduct or Prior Waiver. A party’s delay, failure or waiver of any right or remedy under this Agreement will not impair, preclude, cancel, waive or otherwise affect such right or remedy or any subsequent rights or remedies that may arise.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 12 (c) General Provisions. This Agreement (including the Schedules and Appendices) constitutes the entire agreement between the Company and me relating generally to the same subject matter, replaces any existing agreement entered into by me and the Company relating generally to the same subject matter, and may not be changed or modified, in whole or in part, except by an arbitrator or court of competent jurisdiction or written supplemental agreement signed by me and the Company. For avoidance of doubt, any prior agreements containing non-compete or non-solicit provisions are void and will not be enforced against me. My obligations under this Agreement are fully independent and severable obligations. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not fail on account thereof but will otherwise remain in full force and effect. If an authorized court or authorized arbitrator determines that a covenant in this Agreement cannot be enforced as written in some part (such as time, scope of activity, or geography), the parties agree to the court’s or arbitrator’s enforcement of the restrictions to such lesser extent as would make the obligation reasonable and enforceable, and/or to the reformation of the restriction to make it enforceable. Presumptions provided for in this Agreement can only be overcome through clear and convincing evidence by the party opposing the presumption, and a presumption will not apply if its application would make the clause or restriction where it would be applied void, illegal, or otherwise unenforceable. Notwithstanding the foregoing, the parties agree that this Agreement does not supersede any arbitration agreement that exists between them. The parties agree to resolve any dispute arising from this Agreement in accordance with any such arbitration agreement (the “Mutual Arbitration Agreement”). For the avoidance of doubt, as provided for in the Mutual Arbitration Agreement, either party may seek temporary or preliminary injunctive relief from a court of competent jurisdiction to temporarily enforce a restriction in this Agreement or to temporarily secure specific performance of an obligation created by this Agreement pending resolution of the merits of any arbitrable controversy through arbitration. The parties agree that any such application shall not be deemed incompatible with or waiver of the Mutual Arbitration Agreement. All determinations of final relief, however, will be decided by the arbitrator in arbitration. This Agreement shall not be deemed to invalidate the Mutual Arbitration Agreement. (d) Assignment. The obligations of this Agreement will continue beyond the termination of my employment and will be binding upon my heirs, executors, assigns, administrators, legal representatives and other successors in interest. This Agreement will inure to the benefit of the Company, its successors, assigns and affiliates. I consent to the assignment of this Agreement by the Company at its discretion, including, without limitation, as part of a sale, merger, consolidation or other corporate reorganization. My obligations under this Agreement are personal in nature and will not be assigned by me without the written consent of the Company. (e) Choice of Law. Except for any Mutual Arbitration Agreement referenced Section 15(c), which the parties agree shall be governed by the Federal Arbitration Act, this Agreement will be governed by and construed in accordance with the laws of the state where I primarily resided when last employed by the Company. Under no circumstances will the Non-Compete Obligations, Customer Non- Solicit Obligations or Worker Non-Solicit Obligations apply in California. (f) Electronic Signature; Effective Date. This Agreement may be signed in two counterparts, each of which will be deemed an original and both of which will constitute one agreement. The Company and I agree that my electronic signature included in this Agreement is intended to authenticate this writing and to have the same force and effect as an original signature by hand in ink. The Company assents to and accepts this Agreement upon me providing my signature either electronically or by hand, and the Company and I agree that this Agreement will be binding and enforceable without the

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 13 Company’s signature. The effective date of this Agreement shall be the date signed by me below unless this Agreement is entered into as a condition of initial employment or promotion in which case the effective date is the first day of my employment in such new position (whether reduced to writing on that date or not)(“Effective Date”). (g) Protected Conduct. Nothing in this Agreement prohibits me from (i) opposing an event or conduct that I reasonably believe is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event), (ii) disclosing sexual assault, sexual abuse, or sexual harassment (in the workplace, at work-related events, between employees or between an employer and an employee or otherwise), or (iii) reporting such an event or conduct to my attorney, law enforcement, or the relevant law- enforcement agency (such as the Securities and Exchange Commission, Department of Labor, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, the state or local division of human rights), or (iv) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency (collectively referred to as “Protected Conduct”). In addition, nothing requires notice to or approval from the Company before engaging in such Protected Conduct. Further, nothing in this Agreement shall prohibit any non-management, non- supervisory employees from engaging in protected concerted activity under §7 of the NLRA or similar state law such as joining, assisting, or forming a union, bargaining, picketing, striking, or participating in other activity for mutual aid or protection, or refusing to do so; this includes using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment, except where the information was entrusted to the employee in confidence by the Company as part of the employee’s job duties in a Confidential Role. I HAVE READ THIS AGREEMENT, INCLUDING APPENDICES 1 AND 2, CAREFULLY AND UNDERSTAND ITS TERMS. I UNDERSTAND THAT I AM AN AT-WILL EMPLOYEE, AND THAT MY EMPLOYMENT MAY BE TERMINATED AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE. I HAVE COMPLETELY NOTED ON SCHEDULE B TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT. I HAVE ALSO NOTED ON SCHEDULE B TO THIS AGREEMENT ANY AGREEMENT OR RELATIONSHIP WITH OR COMMITMENT TO ANY OTHER PERSON OR ENTITY THAT CONFLICTS WITH MY OBLIGATIONS AS AN EMPLOYEE OF THE COMPANY. Date: __________________________ ____________________________________________ Employee Name ____________________________________________ Employee Signature Received by Cibus US LLC on: By: __________________________________________ Name

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 14 SCHEDULE A EXAMPLES OF PROPRIETARY INFORMATION Proprietary Information includes, but is not limited to, any of the following types of information, ideas, and materials: a) Customer lists and records of customers and customer contact information, as well as customer communications, private customer contract terms, unique customer preferences, and historical transaction data; b) Private bids, proposals, quotes, requests for proposal, and related analyses; c) Financial records and analysis, and related non-public data regarding the Company’s financial performance; d) Business plans and strategies, forecasts, and analyses; e) Unpatented inventions and related information, patent applications, technological innovations, originally created and/or customized software (including but not limited to features, specifications, and source code), non-public Company databases and their associated data and metadata related to the Company’s products and services, blueprints, design details and specifications, formulas, and research and development information regarding the Company’s products and services; f) Internal business methods, procedures, techniques, processes, know how, systems and innovations used to improve the Company’s performance and operations; g) Marketing plans, research, and analyses; h) Unpublished pricing information, and underlying pricing-related variables such as costs, volume discounting options, and profit margins; i) Joint venture, partnership, and business (stock and asset) sale and acquisition opportunities identified by the Company and related analyses; j) Management evaluations of the Company’s resources/assets (such as technology, real estate, and employee job performance); k) Private contract terms with vendors and suppliers, and analysis of vendor and supplier business opportunities; and l) Information that qualifies as a Company trade secret under controlling law. For the purposes of the above examples of Proprietary Information, “the Company” should be understood to include, without limitation, any person or entity owned by, controlled by or affiliated with Cibus US LLC and any other person or entity to whom or which Cibus US LLC owes a duty of confidentiality.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 15 SCHEDULE B PRIOR KNOWLEDGE OF PROPRIETARY INFORMATION; PRIOR CREATIONS; PRIOR COMMITMENTS 1. EMPLOYEE’S DISCLOSURE OF PROPRIETARY INFORMATION Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of the Company, other than information I have learned from the Company in the course of being hired (Check here _____ if continued on additional attached sheets): ___________________________________________________________________________________ ___________________________________________________________________________________ ___________________________________________________________________________________ 2. EMPLOYEE’S DISCLOSURE OF PRIOR CREATIONS The following information is provided in accordance with Section 6 of the Company’s Proprietary Information, Inventions, Non-Compete and Non-Solicit Agreement (the “Agreement”) executed by me. __ I have made no inventions, discoveries or improvements prior to my employment with the Company that are owned by me, either alone or jointly with others. or The following is a complete and current list of all inventions, discoveries, improvements I have made, conceived, or first reduced to practice prior to my employment with the Company, that are owned by me, alone or jointly with others, which I desire to remove from the operation of the Agreement. (Check here if continued on additional attached sheets.) ___________________________________________________________________________________ ___________________________________________________________________________________ ___________________________________________________________________________________ 3. EMPLOYEE’S DISCLOSURE OF CONFLICTING AGREEMENTS The following information is provided in accordance with Section 7 of the Agreement: __ I am not party to any agreement or relationships with or commitments to any other person or entity that conflict with my obligations as an employee of the Company or under the Agreement. The following is a complete and current list of all agreements or relationships with or commitments to any other person or entity that conflict with my obligations as

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 16 an employee of the Company under the Agreement. (Check here if continued on additional attached sheets.) ___________________________________________________________________________________ ___________________________________________________________________________________ ___________________________________________________________________________________ Date: __________________________ ____________________________________________ Employee Name ____________________________________________ Employee Signature

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 17 APPENDIX 1 The following shall apply to modify provisions of the Proprietary Information, Inventions, Non-Compete and Non-Solicit Agreement (the “Agreement”), where applicable, based upon the controlling law in the state where I (Employee) primarily reside when last employed by the Company. All capitalized terms shall have the definition provided for them in the Agreement and, unless stated otherwise, all section references refer to the respective section(s) in the Agreement. Alabama: If Alabama law controls, then the following applies to Employee: 1. The definition of “Restricted Employee” shall be further limited to those employees who are in a position uniquely essential to the management, organization, or service of the business (such as an employee involved in management or significant customer sales or servicing). 2. I understand that the definition of “Restricted Customer” is further limited to current customers. California: If California law controls, then the following applies to Employee: 1. The Non-Compete Obligations in Section 11, the Customer Non-Interference Obligations in Section 10, and the Customer Non-Solicit Obligations and Worker Non-Solicit Obligations in Section 9 shall not apply after Employee’s employment with the Company ends. 2. In addition to the other forms of Protected Conduct, nothing in the Agreement shall be construed prohibit Employee from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. 3. The Attorneys’ Fees Remedy in the last three sentences of Section 14 shall be replaced with the following language: “In the event that the Company is successful in securing any temporary, preliminary, and/or permanent injunctive relief, and/or an award of damages or other judicial relief against me in connection with any breach of this Agreement, I agree that the Company shall also be entitled to recover all remedies that may be awarded by a court of competent jurisdiction or arbitrator and any other legal or equitable relief allowed by law.” Colorado: If Colorado law controls, then the following applies to Employee: 1. Non-Competition and Customer Non-Solicit and Non-Interference Restrictions. If Employee does not earn an amount of annualized cash compensation equivalent to or greater than the threshold amount for highly compensated workers, $127,091 (or the earnings threshold in effect as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment)(“Colorado Non-Competition Earnings Threshold”), then the Customer Non-Interference Obligations in Section 10 and the Non-Compete Obligations in Section11 shall not apply after Employee’s employment with the Company ends. If Employee does not earn an amount equal to the Colorado Non- Competition Earnings Threshold, then nothing in the Customer Non-Solicitation Obligations shall restrict Employee from accepting business from a Restricted Customer so long as the Employee did not solicit, assist in soliciting, facilitate the solicitation of, provide, or offer to provide services to the Restricted Customer (regardless of who first initiated contact) or use Proprietary Information to encourage or induce the Restricted Customer to withdraw, curtail or cancel its business with the Company or in any other manner modify or fail to enter into any actual or potential business relationship with the Company. If Employee does not earn an amount of annualized cash compensation equivalent to or greater than sixty-percent of the threshold amount for highly compensated workers, $76,255 (or the earnings threshold in effect as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment)(“Colorado Customer Non-Solicit Earnings Threshold”), then the Customer Non-Solicit Obligations in Section 9(a) shall not apply after Employee’s employment with the Company ends.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 18 2. The definitions of “Restricted Customer” shall be modified to cover only those Restricted Customers with respect to which Employee would have been provided trade secret information during the Look Back Period. Employee stipulates that the Non-Compete Obligations, Customer Non-Interference Obligations, and Customer Non-Solicit Obligations in Sections 9(a), 10 and 11 are reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b) (the “Colorado Noncompete Act”). 3. Notice. Employee acknowledges that they received notice of the covenant not to compete and its terms before Employee accepted an offer of employment, or, if a current employee at the time Employee enters into this Agreement, at least fourteen (14) days before the earlier of the effective date of the Agreement or the effective date of any additional compensation or change in the terms or conditions of employment that provides consideration for the covenant not to compete. If a current employee at the time Employee receives this Agreement, then under no circumstances will the restrictions in Sections 9(a), 10, and 11 go into effect until fourteen (14) days have passed since Employee received the Agreement. Employee understands the language in this paragraph may modify the definition of Effective Date in the Agreement. 4. Limitations. In addition to the other forms of Protected Conduct, nothing in the Agreement prohibits disclosure of information that arises from the worker’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that a worker otherwise has a right to disclose as legally protected conduct. Nothing in this Agreement or a Company policy limits or prevents a worker from disclosing information about workplace health and safety practices or hazards. Further, nothing in the Agreement shall be construed to prohibit Employee from disclosing or discussing (either orally or in writing) information about unlawful acts in the workplace, such as any alleged discriminatory or unfair employment practice, or any other conduct protected by section 24- 34-407, C.R.S., of the Protecting Opportunities and Workers’ Rights (“POWR”) Act. District of Columbia: If Employee performs a majority of their work in the District of Columbia or is based in District in Columbia and does not perform the majority of their work in any other jurisdiction, then the Agreement will be modified as follows for so long as Employee performs the majority of their work in the District of Columbia or is based in District in Columbia and does not perform the majority of their work in any other jurisdiction: 1. The Non-Compete Obligations contained in Section 11 will not be enforceable against Employee after their employment with the Company ends unless Employee earns (or is anticipated to earn) from the Company at least $158,364 in compensation in a consecutive 12-month period, increased in proportion to the annual average increase, if any, in the Consumer Price Index for All Urban Consumers in the Washington Metropolitan Statistical Area published by the Bureau of Labor Statistics of the United States Department of Labor for the previous calendar year (“D.C. Earnings Threshold”). 2. Nothing in this Agreement or any Company policy restricts Employee from having additional employment or contract work in addition to their employment with the Company so long as the employment or work does not violate Employee’s duty of loyalty or create a conflict of interest. Employee shall notify the Company’s Human Resources prior to accepting any such additional employment or contract work so the Company may determine whether such employment violates or would likely violate this subparagraph (b) of the D.C. section of Appendix 1.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 19 3. Subject to the limitation in subparagraph (a) of the D.C. section of Appendix 1, the Non-Compete Obligations in Section 11 shall not extend more than 365 days following the termination of Employee’s employment with the Company, regardless of the reason. 4. Employee acknowledges they received a copy of the Agreement, including Appendix 1, at least 14 calendar days before the Employee began working for the Company, if a new hire, or, at least 14 days before Employee was required to sign the Agreement, if already employed by the Company at the time Employee is asked to sign the Agreement. If Employee’s compensation meets the D.C. Earnings Threshold, Employee further acknowledges that they received the following notice: “The District’s Ban on Non- Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on NonCompete Agreements Amendment Act of 2020, under certain conditions. Cibus US LLC has determined that you are a highly compensated employee. For more information about the Ban on Non- Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).” Georgia: If Georgia law controls, then the following applies to Employee: (1) The definition of “Proprietary Information” will be understood to exclude information voluntarily disclosed to the public by the Company (excluding unauthorized disclosures by me or others), information that is the result of independent development by others, and information that is otherwise available in the public domain through lawful means. Nothing in this Agreement, including the definition of Proprietary Information, limits or alters the definition of what constitutes a trade secret under any federal or state law designed to protect trade secrets. (2) Nothing in the Customer Non-Solicit Obligations or Customer Non-Interference Obligations shall restrict Employee from accepting business from a Restricted Customer so long as the Employee did not solicit, assist in soliciting, facilitate the solicitation of, provide, or offer to provide services to the Restricted Customer (regardless of who first initiated contact) or use Proprietary Information to encourage or induce the Restricted Customer to withdraw, curtail or cancel its business with the Company or in any other manner modify or fail to enter into any actual or potential business relationship with the Company. (3) Employee understands that the Worker Non-Solicit Obligations in Section 9(b) are limited to the Restricted Area. Illinois: If Employee resides in Illinois at the time they enter into this Agreement, as additional mutually agreed upon consideration for the covenants in this Agreement, the Company shall pay Employee ________. If Illinois law controls, then the following applies to Employee: 1. The Non-Compete Obligations in Section 11 and the Customer Non-Interference Obligations in Section 10 shall not apply if Employee earns equal to or less than $75,000 annually (“Non-Competition Earnings Threshold”) (with the Non-Competition Earnings Threshold increasing by $5,000 every five years from January 1, 2027 through January 1, 2037). 2. The Customer Non-Solicit Obligations and Worker Non-Solicit Obligations in Section 9 shall not apply if Employee earns equal or less than $45,000 annually (“Non-Solicit Earnings Threshold”)(with the Non- Solicit Earnings Threshold increasing by $2,500 every five years from January 1, 2027 through January 1, 2037). 3. Employee further agree that if, at the time Employee signs the Agreement, Employee’s earnings do not meet the Non-Competition Earnings Threshold and/or the Non-Solicit Earnings Threshold, then the Non-Compete Obligations contained in Section 11 and the Customer Non-Interference Obligations in Section 10, will automatically become enforceable against Employee if and when Employee begins earning an amount equal to or greater than the Non-Competition Earnings Threshold, and the Customer Non-Solicit

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 20 Obligations and Worker Non-Solicit Obligations in Section 9 will automatically become enforceable against Employee if and when Employee begins earning an amount equal to or greater than the Non-Solicit Earnings Threshold. 4. Employee acknowledges they received a copy of the Agreement at least 14 calendar days before the effective date. 5. In addition to the other forms of Protected Conduct, Employee understands that nothing in the Agreement prohibits reporting or opposing any conduct Employee reasonably believes to be an unlawful practice actionable under state or federal employment law including those enforced by the Illinois Department of Human Rights, the Illinois Department of Labor, the Illinois Labor Relations Board, the U.S. Department of Labor, the Occupational Safety and Health Administration, or National Labor Relations Board. Employee further understands that nothing in the Agreement restricts the right to engage in concerted activity to address work-related issues. Indiana: If Indiana law controls, then the following applies to Employee: the definition of “Restricted Employee” shall be modified to be further limited to those employees who have access to or possess any Proprietary Information that would give a competitor an unfair advantage. Louisiana: If Louisiana law controls, then the following applies to Employee: 1. The meaning of Employee’s “Restricted Area” shall be understood to include the parishes (and equivalents) in the following list so long as the Company continues to carry on business therein: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell, Cameron, Catahoula, Claiborne, Concordia, Desoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson Davis. Jefferson, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermillion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana, Winn; and, for each of the states that are within the Employee’s Territory, the list of counties (or their equivalents) published by the U. S. Census Bureau found at https://en.wikipedia.org/wiki/List_of_counties_by_U.S._state (summarizing data from www.census.gov incorporated herein by reference. (2) Employee’s Customer Non-Solicit Obligations (as well as the Non-Compete Obligations and Customer Non-Interference Obligations) shall be limited to the parishes and counties (or their equivalents) from the foregoing lists that fall within Employee’s Restricted Area. Employee agrees that the foregoing provides Employee with adequate notice of the geographic scope of the restrictions contained in the Agreement by name of specific parish or parishes (and equivalents), municipality or municipalities, and/or parts thereof. Maine: If Maine law controls, then the following applies to Employee: 1. Employee acknowledges that if Employee is being initially hired by the Company that Employee was notified a non-compete agreement would be required prior to their receiving a formal offer of employment from the Company and Employee received a copy of the Agreement at least three business days before they were required to sign the Agreement. 2. The Non-Compete Obligations in Section 11 will not take effect (to restrict Employee post- employment) until one year of employment or a period of six months from the date the agreement is signed, whichever is later. 3. The Non-Compete Obligations in Section 11 shall not apply if Employee earns at or below 400% of the federal poverty level. Maryland: If Maryland law controls, then the following applies to Employee: The Non-Compete Obligations in Section 11 shall not apply if Employee earns equal to or less than 150% of Maryland’s state minimum wage. However, Employee will have an obligation not to take and use for a Competitive Business a client list or other proprietary client-related information irrespective of what Employee earns.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 21 Massachusetts: If Employee resides or works in Massachusetts during the last 30 days of their employment with the Company, then the Non-Compete Obligations in Section 11 shall not apply after Employee’s employment with the Company ends. Minnesota: If Minnesota law controls, then the following applies to Employee: 1. If entering into this Agreement in connection with the start of Employee’s employment with the Company, Employee acknowledges that Employee was provided with notice of this Agreement when offered employment and was aware that execution of an agreement with non-solicit restrictions was a requirement of employment when Employee accepted the Company’s offer. If entering into this Agreement after the commencement of employment, Employee acknowledges Employee received independent consideration for the covenants in this Agreement and was aware that execution of an agreement with non-solicit restrictions was a requirement of employment before Employee accepted the additional consideration. 2. In addition, the Non- Compete Obligations and the Customer Non-Interference Obligations in Sections 10 and 11 shall not apply after Employee’s employment with the Company ends. Missouri: If Missouri law controls, then the following applies to Employee: The definition of “Restricted Employee” will be modified to exclude from its definition any employee who provides only secretarial or clerical services. Nebraska: If Nebraska law controls, then the following applies to Employee: 1. The definition of “Restricted Customer” is modified so that it means any persons or entities with which Employee, alone or in combination with others, handled, serviced or solicited at any time during the Look Back Period. 2. The Non-Compete Obligations and Customer Non-Interference Obligations in Sections 10 and 11 do not apply after Employee’s employment with the Company ends. Nevada: If Nevada law controls, then the following applies to Employee: 1. The Non-Compete Obligations in Section 11 will not become effective until Employee has either been employed by the Company for sixty (60) days or received $5,000 in wages from the Company. 2. Nothing in this Agreement precludes Employee from providing services to any former client or customer of the Company if: (a) Employee did not solicit the former customer or client; (b) the customer or client voluntarily chose to leave and seek services from Employee; and (c) Employee is otherwise complying with the limitations in this Agreement as to time, geographical area and scope of activity to be restrained. 3. Further, if Employee is paid by the Company solely on an hourly wage basis (exclusive of tips and gratuities), the Non-Compete Obligations and the Customer Non-Interference Obligations in Sections 10 and 11 shall not apply. 4. If Employee’s employment with the Company is terminated as a result of a reduction in force, reorganization or similar restructuring of the Company, the Non-Compete Obligations and the Customer Non-Interference Obligations will only be enforceable during the period in which the Company is paying Employee’s salary, benefits or equivalent compensation, including without limitation, severance pay, if it elects to make such a payment. New Hampshire: If New Hampshire law controls, then the following applies to Employee: 1. The Non- Compete Obligations in Section 11 does not apply if Employee earns an hourly rate less than or equal to 200 percent of the federal minimum wage or tipped minimum wage. 2. Employee acknowledges that Employee was given a copy of this Agreement prior to acceptance of an offer of employment.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 22 New York: If New York law controls, then the following applies to Employee: The definition of “Restricted Customer” shall be modified to exclude those clients who became a customer of the Company as a result of Employee’s independent contact and business development efforts with the customer prior to and independent from Employee’s employment with the Company. However, Employee agrees that after a period of two years from the start of Employee’s employment with the Company, the Company will have invested sufficient time, financial support and effort in developing and serving any such client to support the application of the customer non-solicit obligations to those customers. Accordingly, two years following the start of Employee’s employment with the Company, the modification in the New York section of Appendix 1 shall not apply. North Carolina: If North Carolina law controls, then the following applies to Employee: 1. The Look Back Period shall be calculated looking back one year from the date the employment ends or two years from the date of enforcement and not from the date employment ends, whichever provides the Company the greatest protection and is enforceable under applicable law. 2. Employee understands the Customer Non-Solicit Obligations and the Worker Non-Solicit Obligations are limited to the Restricted Area. North Dakota: If North Dakota law controls, then the following applies to Employee: The Non-Compete Obligations in Section 11, Customer Non-Interference Obligations in Section 10, and the Customer Non- Solicit Obligations in Section 9(a) shall not apply after Employee’s employment with the Company ends. However, any conduct relating to the solicitation of the Company’s customers or employees that involves the misappropriation of the Company’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times. Oklahoma: If Oklahoma law controls, then the following applies to Employee: 1. The Non-Compete Obligations in Section 11 and the Customer Non-Interference Obligations in Section 10 shall not apply after Employee’s employment with the Company ends. 2. The Customer Non-Solicit Obligations shall all be amended to provide that notwithstanding anything in it to the contrary, Employee shall be permitted to engage in the same business as that conducted by the Company or in a similar business as long as Employee does not directly solicit the sale of goods, services or a combination of goods and services from the Company’s established customers. Oregon: If Oregon law controls, then the following applies to Employee: 1. Unless the Company chooses to compensate Employee as allowed under the Oregon Noncompete Act (Or. Rev. Stat. §653 et seq.), the restrictions in Section 11 and the Customer Non-Interference Obligations in Section 10 shall only apply to Employee if: (a) Employee is engaged in administrative, executive or professional work and performs predominantly intellectual, managerial, or creative tasks, exercise discretion and independent judgment and is paid on a salary basis; (b) the Company has a "protectable interest" (meaning, access to trade secrets or competitively sensitive confidential business or professional information that otherwise would not qualify as a trade secret, including product development plans, product launch plans, marketing strategy or sales plans); and (c) the total amount of Employee’s annual gross salary and commission, calculated on an annual basis, at the time of their termination, exceeds $116,427 (or the earnings threshold in effect based on annual adjustment for inflation pursuant to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the United States Department of Labor immediately preceding the calendar year of Employee’s termination). 2. In addition, if Employee is a new employee, Employee acknowledges that Employee was notified in a written offer of employment received two weeks before the commencement of employment that a non-competition agreement was a condition of employment. 3. Nothing in this Agreement prevents Employee from disclosing or discussing conduct (1)

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 23 that constitutes discrimination prohibited by ORS 659A.030 (Discrimination because of race, color, religion, sex, sexual orientation, gender identity, national origin, marital status, age or expunged juvenile record prohibited), including conduct that constitutes sexual assault, or by ORS 659A.082 (Discrimination against person for service in uniformed service prohibited) or 659A.112 (Employment discrimination), and (2) that occurred between employees or between an employer and an employee in the workplace or at a work-related event that is off the employment premises and coordinated by or through the employer, or between an employer and an employee off the employment premises. Rhode Island: If Rhode Island law controls, then the following applies to Employee: The Non-Compete Obligations in Section 11 shall not apply to Employee post-employment if Employee is: classified as non- exempt under the FLSA; an undergraduate or graduate student in an internship or short-term employment relationship; 18 years of age or younger; or a low wage employee (defined as earning less than 250% of the federal poverty level). South Carolina: If South Carolina law controls, then the following applies to Employee: Employee understands the Customer Non-Solicit Obligations and the Worker Non-Solicit Obligations are limited to the Restricted Area. Virginia: If Virginia law controls, then the following applies to Employee: 1. The parties agree that the non-competition, non-interference, and non-solicitation obligations are reasonably limited in nature and do not prohibit employment with a competing business in a non-competitive position. 2. Section 11(b) of the Non-Compete Obligations shall not apply. 3. If Employee resides in Virginia and their average weekly earnings calculated as provided for under Code of Virginia §40.1-28.7:8 (the “Virginia Act”), are less than the average weekly wage of the Commonwealth as determined pursuant to subsection B of §65.2-500, Employee is employed in a non-exempt position, or Employee otherwise qualifies as a “low-wage employee” under the Virginia Act then the Non-Compete Obligations in Section 11 and the Customer Non- Interference Obligations in Section 10 shall not apply to Employee. 4. In addition, nothing that constitutes a “covenant not to compete” as defined by the Virginia Act shall restrict Employee from providing a service to a customer or client of the Company if Employee does not initiate contact with or solicit the customer or client. Washington: If Washington law controls, then, the Agreement will be modified and applied as follows: 1. Unless Employee’s earnings earns from the Company in the prior year (or any portion thereof for which Employee was employed), when annualized, exceeds at least $123,395 in Box 1 W-2 annual compensation, or the earnings threshold in effect as adjusted annually for inflation by the Washington State Department of Labor & Industries (“Washington Earnings Threshold”), after Employee’s employment with the Company ends: (a) the Non-Compete Obligations in Section 11 and the Customer Non-Interference Obligations in Section 10 shall not apply; (b) the Customer Non-Solicit Obligations in Section 9(a) are modified are modified to only prohibit solicitation by Employee of any Restricted Customer (which is then a current customer) to cease or reduce the extent to which it is doing business with the Company, in accordance with the definition of a “Non-solicitation agreement” under the Washington Act (Rev. Code of Wash. (RCW) §§49.62.005 – 900; and (c) the Worker Non-Solicit Obligations in Section 9(b) are modified to only prohibit solicitation by Employee of any Restricted Employee, to leave their employment with the Company, in accordance with the definition of a “Non-solicitation agreement” under the Washington Act (Rev. Code of Wash. (RCW) §§49.62.005 – 900.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 24 2. If, at the time Employee signs the Agreement, their earnings, when annualized, do not meet the Washington Earnings Threshold, then the modifications in Section (1) of the Washington section of Appendix 1 shall no longer apply and Sections 9 through 11 of the Agreement will automatically become enforceable against Employee as originally drafted if and when Employee begins earning an amount that, when annualized, exceeds the Washington Earnings Threshold annually. 3. If Employee’s employment is terminated as a result of a lay-off, the modifications in Section (1) of the Washington section of Appendix 1 shall apply unless, for the period the Company chooses to enforce the covenants as originally drafted, the Company provides Employee with compensation equivalent to Employee’s base salary at the time of termination, minus the amount of any compensation Employee earns through employment after the end of their employment with the Company, which Employee agrees to promptly and fully disclose. For purposes of this section, “layoff” means termination of Employee’s employment by the Company for reasons of the Company’s insolvency or other purely economic factors, and specifically excludes termination of my employment for any other reason, either with or without cause. 4. Nothing in this Agreement shall restrict Employee from having an additional job, supplementing their income by working for another employer, working as an independent contractor, or being self-employed if Employee does not earn at least twice the Washington minimum hourly wage, though Employee will still be subject to the common law duty of loyalty and the Company’s Code of Conduct. 5. In addition to the other forms of Protected Conduct, nothing in the Agreement prohibits disclosure or discussion of conduct I reasonably believe to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy; and 6. Employee acknowledges and agrees that Employee has the opportunity to review and consider the terms of the Agreement, including Appendix 1, before accepting a verbal or written offer of employment with the Company. Wisconsin: If Wisconsin law controls, then the following applies to Employee: 1. The Fairness Extension in the last sentence of Section 14 shall not apply. 2. The definition of “Restricted Employee” is modified to be further limited to those employees who are either entrusted with Proprietary Information or employed in a position essential to the management, organization, or service of the business (such as, but not limited to maintaining the Company’s customer relationships). 3. Employee understands the Worker Non-Solicit Obligations are limited to the Restricted Area. Wyoming: If Wyoming law controls, then the following applies to Employee: If Employee is not an officer, executive or management employee, or an employee who constitutes professional staff to executive and management personnel, then Employee stipulates that the noncompete covenant and Customer Non- Interference Obligations are reasonable and necessary for the protection of trade secrets within the meaning W.S. 6-3-501(a)(xi).

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 25 APPENDIX 2 By signing the Agreement, employees in Delaware, Kansas, Minnesota, Nevada, New Jersey, North Carolina, Utah, and Washington acknowledge receiving the following notice: I ACKNOWLEDGE NOTICE THAT MY INVENTION ASSIGNMENT AGREEMENT WILL NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON MY OWN TIME, UNLESS: (1) THE INVENTION RELATES DIRECTLY TO THE BUSINESS OF THE COMPANY OR TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT; OR (2) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY ME FOR THE COMPANY. By signing this Agreement, Employees in Delaware, Kansas, Minnesota, Nevada, New Jersey, North Carolina, Utah, and Washington further acknowledge the notice complies with the requirements of Delaware Code Title 19 Section 805; Kansas Statutes Section 44-130 ; Minnesota Statutes 13A Section 181.78 ; Nevada Stat. § 600.500; New Jersey Rev. Stat. §34:1B-265; North Carolina General Statutes Article 10A, Chapter 66, Commerce and Business, Section 66-57.1; Utah Code Sections 34-39-l through 34-39-3, “Employment Inventions Act”; and/or Washington Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140. By signing the Agreement, employees in Illinois and New York acknowledge receiving the following notice: I ACKNOWLEDGE NOTICE THAT MY INVENTION ASSIGNMENT AGREEMENT WILL NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON MY OWN TIME, UNLESS: (1) THE INVENTION RELATES TO THE BUSINESS OF THE COMPANY OR TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT; OR (2) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY ME FOR THE COMPANY. By signing this Agreement, Employees in Illinois and New York acknowledge the notice complies with the requirements of Illinois 765 ILCS 1060/1-3, "Employee Patent Act", and N.Y. LAB. LAW § 203-f. By signing the Agreement, employees in California acknowledge receiving the following notice: CALIFORNIA LABOR CODE SECTION 2870-2872 2870. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or Result from any work performed by the employee for the employer.

CIBUS US LLC EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETE AND NON-SOLICIT AGREEMENT 26 (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. 2871. No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies. 2872. If an employment agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.